As filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7320 (Primary Standard Industrial Classification Code Number)	83-2008699 (I.R.S. Employer Identification Number)

103 John F. Kennedy Parkway
Short Hills, New Jersey 07078
(973) 921-5500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joe A. Reinhardt III
Chief Legal Officer
103 John F. Kennedy Parkway
Short Hills, New Jersey 07078
(973) 921-5500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Stelios G. Saffos, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1894

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239050

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	14,435,112	$22.00	$317,572,464	$41,220.91

(1)	This amount is in addition to the 75,612,500 shares of common stock registered under the registration statement originally declared effective on June 30, 2020 (File No. 333-239050) and includes shares of common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of common stock.

(2)	Based on the public offering price.

(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-239050), originally filed on June 9, 2020, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on June 30, 2020. The Prior Registration Statement is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to the Prior Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Short Hills, New Jersey, on June 30, 2020.

Dun & Bradstreet Holdings, Inc.

By:	/s/ Joe A. Reinhardt III
Name: Joe A. Reinhardt III
Title: Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2020.

Signature	Title

* Anthony M. Jabbour	Chief Executive Officer and Director (Principal Executive Officer)
* Bryan T. Hipsher	Chief Financial Officer (Principal Financial Officer)
* Anthony Pietrontone	Chief Accounting Officer (Principal Accounting Officer)
* William P. Foley II	Chairman of the Board
* Douglas K. Ammerman	Director
* Chinh E. Chu	Director
* Thomas M. Hagerty	Director
* Richard N. Massey	Director
* James A. Quella	Director
* Ganesh B. Rao	Director

*By:	/s/ Joe A. Reinhardt III

Name: Joe A. Reinhardt III
Title: Attorney-in-fact

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